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Exhibit 1.1

TENET HEALTHCARE CORPORATION
DEBT SECURITIES
UNDERWRITING AGREEMENT

New York, New York , 200

To the Representatives of the
several Underwriters named in the
respective Pricing Agreements
hereinafter described.

Ladies and Gentlemen:

    From time to time, Tenet Healthcare Corporation, a corporation organized under the laws of Nevada (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

    The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (such indenture, including any supplement thereto relating to the Designated Securities, the "Indenture") identified in such Pricing Agreement.

    1.  Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement and Prospectus, as defined below, with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint. Certain terms used herein are defined in Section 17 hereof.

    2.  Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

      (a)  A registration statement on Form S-3 (File No. 333-      )(the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such Initial Registration Statement and any post-effective amendment thereto have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, being hereinafter called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(d) hereof, including any documents incorporated by reference therein as of the date of such filing).

      (b)  The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Prospectus as amended or supplemented relating to such Securities, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters or the Representatives specifically for inclusion therein.

      (c)  The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as amended or supplemented relating to such Securities, made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters or the Representatives specifically for inclusion therein.

      (d)  The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification and where failure to have such power and authority or be so qualified or in good standing would have singly or in the aggregate a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). Each significant subsidiary of the Company as defined in Rule 1-02 of Regulation S-X under the Act (collectively, the "Significant Subsidiaries"), has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualifications and where failure to have such power and authority or to be so qualified or in good standing would have a Material Adverse Effect.

      (e)  All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (each a "Lien") that could have a Material Adverse Effect.

      (f)  The Company is not, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

      (g)  The statements in the Prospectus under the heading "Description of Notes" fairly summarize the matters therein described.

      (h)  This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Designated Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

      (i)  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Pricing Agreement or in the Indenture, except such as will be obtained under the Act and the Trust Indenture Act and such as may be required by the National Association of Securities Dealers, Inc. or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

      (j)  Neither the execution and delivery of the Indenture, this Agreement or any Pricing Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to: (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

      (k)  The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

      (l)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Pricing Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto after the date of the Pricing Agreement).

      (m)  Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in each instance as would not have, singly or in the aggregate, a Material Adverse Effect.

      (n)  To the knowledge of the Company, KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

      (o)  Except as contemplated by the Prospectus and Registration Statement, subsequent to the respective dates as to which information is presented in the Prospectus and up to the Time of Delivery for the Designated Securities (as defined in Section 4 hereof) (i) neither the Company nor any of the Significant Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction not in the ordinary course of business, which could reasonably be expected to have a Material Adverse Effect, and (ii) there has not been any change, or any development involving a prospective change, that could reasonably be expected to have a Material Adverse Effect.

      (p)  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto after the date of the Pricing Agreement).

      (q)  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

      (r)  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto after the date of the Pricing Agreement) or where such prohibitions, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      (s)  The Company and its subsidiaries possess all licenses, certificates, permits, accreditations and other authorizations (each, an "Authorization") issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such Authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto after the date of the Pricing Agreement).

      (t)  To the extent required by the Exchange Act, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (u)  The Company and its Significant Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus.

    Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

    3.  Purchase and Sale. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

    4.  Delivery and Payment. Unless otherwise specified in the applicable Pricing Agreement, global certificates for Designated Securities to be purchased by each Underwriter pursuant to such Pricing Agreement, registered in the name Cede & Co., shall be delivered by or on behalf of the Company to The Depository Trust Company, which shall release such Designated Securities to the accounts of the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer payable in same-day funds to the account specified by the Company, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Designated Securities.

    5.  Agreements. The Company agrees with each of the Underwriters of any Designated Securities:

      (a)  The Company will furnish to each Underwriter and to counsel for the Underwriters, without charge, during the period referred to in paragraph (c) below, as many copies of the Prospectus and any amendments and supplements thereto as they may reasonably request.

      (b)  If, prior to the completion (as determined by the Representatives) of the distribution of the Securities by the Underwriters, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered, not misleading, or if it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, the Company will promptly prepare and, upon the request of the Representatives, file an appropriate amendment or supplement to the Prospectus so that the Prospectus, as so amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is so delivered, not misleading, and will comply with applicable law, and will promptly notify you of such event and amendment or supplement and furnish to each Underwriter without charge such number of copies thereof as you may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, provided, however, that in case any Underwriter is required under the Act to deliver a prospectus in connection with the offering or sale of the Designated Securities at any time more than nine months after the date of the Pricing Agreement relating to the Designated Securities, the costs of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriters of such Designated Securities.

      (c)  Promptly after receiving a reasonable request from the Representatives that it do so, the Company will arrange, if necessary, for the qualification of such Designated Securities for offering and sale under the securities laws of such United States jurisdictions as the Representatives from time to time may reasonably request and to maintain such qualifications in effect so long as required for the sale of such Designated Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, and provided further that in connection therewith the Company shall not be required to qualify such Designated Securities for offering and sale under the securities laws of any such jurisdiction for a period in excess of nine months after the initial time of issue of the Prospectus as amended or supplemented relating to such Designated Securities. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

      (d)  The Company will prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant and in accordance with Rule 424(b) under the Act; the Company will make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities (other than by means of incorporation of documents by reference into the Registration Statement or Prospectus through the filing of a report under the Exchange Act) at any time prior to having afforded the Representatives for such Securities a reasonable opportunity to review and comment thereon; the Company will advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, the Company will use its best efforts to obtain the withdrawal of such order.

      (e)  The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

      (f)  The Company will cooperate with the Representatives and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

      (g)  The Company will not, during the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Designated Securities).

      (h)  The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

      (i)  The Company agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Registration Statement, Preliminary Prospectus and Prospectus and each amendment or supplement to either of them; (iii) the reasonable fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and the printing (or reproduction), delivery (including postage, air freight charges and charges for counting and packaging) and filing of such copies of the Registration Statement, the Preliminary Prospectus and, subject to the proviso to Section 5(b), the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any Pricing Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the reasonable fees and expenses of the Company's accountants and the reasonable fees and expenses of counsel (including local and special counsel) for the Company; (ix) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; and (x) all other reasonable costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section, Section 7 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

    6.  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date of the execution hereof and Time of Delivery for such Designated Securities, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

      (a)  The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(d) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

      (b)  The Company shall have requested and caused to be furnished to the Representatives:

        (1)  an opinion of Sullivan & Cromwell, counsel to the Company, dated the Time of Delivery for the Designated Securities and addressed to the Representatives, to the effect that:

          (i)  this Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

          (ii)  the Indenture has been duly authorized, executed and delivered by the Company; and the Indenture constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iii)  the Designated Securities have been duly authorized, executed, authenticated, issued and delivered; and the Designated Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iv)  all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States or the laws of the States of New York or California for the issuance, sale and delivery of the Designated Securities to be issued and sold by the Company to the Underwriters under this Agreement and the Pricing Agreement have been obtained or made;

          (v)  the execution and delivery by the Company of this Agreement, the Indenture and the Pricing Agreement, the issuance of the Designated Securities in accordance with the Indenture and the sale of the Designated Securities by the Company to you pursuant to this Agreement and the Pricing Agreement do not, and the performance by the Company of its obligations under this Agreement, the Indenture and the Pricing

      Agreement will not, violate any Federal law of the United States or law or regulation of the States of New York or California applicable to the Company; provided, however, that for purposes of this paragraph (v), such counsel need express no opinion as to Federal or state securities laws, other antifraud laws or fraudulent transfer laws; provided, further, that insofar as performance by the Company of its obligations under this Agreement, the Indenture and the Pricing Agreement is concerned, such counsel need express no opinion with respect to Section 8 of this Agreement or to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights; and

          (vi)  the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" under the Investment Company Act.

    Such counsel shall state that the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than financial statements or other financial data derived from accounting records included therein, as to which such counsel need not express any opinion or belief), appear on their face to be appropriately responsive in all material respects relevant to the offering of the Designated Securities to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations thereunder. In addition, such counsel shall state that nothing has come to its attention in the course of such counsel's review that has caused such counsel to believe that (i) any part of the Registration Statement, when such part became effective, or the Prospectus and the documents incorporated by reference therein, considered together, as of the date of the Pricing Agreement (except as to each for financial statements or other financial data derived from accounting records included therein, as to which such counsel need not express any opinion or belief), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Prospectus and the Registration Statement and the documents incorporated by reference therein, considered together, as of the Time of Delivery (except for financial statements or other financial data derived from accounting records included therein, as to which such counsel need not express any opinion or belief), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel may state that because of the limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Prospectus and the Registration Statement, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement except for those made under the captions "Description of the Notes" and "Plan of Distribution" in the Prospectus and the Registration Statement insofar as they relate to provisions of the Designated Securities, the Indenture, the Company's Certificate of Incorporation and By-laws, this Agreement and the Pricing Agreement therein described.

    Such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the laws of the States of New York and California.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the State of Nevada on the opinion of Woodburn and Wedge or other Nevada counsel to the Company, and as to the laws of any other jurisdiction, other than the States of New York or California or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such counsel may note that the Preliminary Prospectus as supplemented does not necessarily contain a current description of the Company's business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission which contain information as of various dates. References to the Prospectus in this Section 6(b)(1) include any amendment or supplement thereto at the Time of Delivery.

        (2)  an opinion of Christi R. Sulzbach, Esq., Executive Vice President and General Counsel of the Company, or Richard B. Silver, Senior Vice President and Assistant General Counsel of the Company, dated the Time of Delivery and addressed to the Representatives, to the effect that:

          (i)  the descriptions in the Prospectus of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters described in the Company's Annual Report on Form 10-K for the most recently ended fiscal year for which a Form 10-K is required to be filed (the "Form 10-K") under the captions "Business—Medicare, Medicaid and Other Revenues" and "Business—Healthcare Reform, Regulation and Licensing", insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, provide a fair summary in all material respects;

          (ii)  each of the Company and its Significant Subsidiaries has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect;

          (iii)  to the best of such counsel's knowledge, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or to which any of their respective property is subject of a character required to be disclosed in the Prospectus that is not adequately disclosed in the Prospectus;

          (iv)  except as otherwise disclosed in the Prospectus, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary of the Company have been duly and validly authorized and issued, and, except as otherwise described in the Prospectus, the shares of capital stock of, or other ownership interests in, each of its Significant Subsidiaries are owned of record, directly or through subsidiaries by the Company, are fully paid and nonassessable, and to the best knowledge of such counsel are owned free and clear of any material, consensual Lien that could have a Material Adverse Effect;

          (v)  the Company and each of its Significant Subsidiaries is a duly organized corporation in good standing, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and, to the extent each is a party thereto, to execute, deliver and perform its obligations pursuant to the Indenture, this Agreement and the Pricing Agreement, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure so to have such power and authority or be qualified or in good standing could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect; and

          (vi)  the execution and delivery by the Company of this Agreement, the Indenture and the Pricing Agreement and the issuance and sale of the Designated Securities to you as contemplated thereby and the performance of its obligations pursuant to this Agreement, the Indenture and the Pricing Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (with the passage of time or otherwise) under, or result in the imposition of a Lien on any properties of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any of the agreements listed on a schedule attached to such counsel's opinion (which schedule shall list all agreements where such breach, default, Lien, acceleration of indebtedness or conflict could have, singly or in the aggregate, a Material Adverse Effect), where, in any such instance, such breach, default, Lien, acceleration of indebtedness or conflict could have, singly or in the aggregate, a Material Adverse Effect.

    In giving his or her opinion, such counsel shall state that no fact has come to the attention of such counsel that leads him or her to believe that the descriptions of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters described in the Prospectus under the captions set forth in subsection (i) of this Section 6(b)(2) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    Such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of California.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the State of Nevada on the opinion of Woodburn and Wedge or other Nevada counsel to the Company, and as to the laws of any other jurisdiction, other than the State of California or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Section 6(b)(2) include any amendment or supplement thereto at the Time of Delivery.

    (3)  an opinion of Woodburn and Wedge, special Nevada counsel to the Company, dated the Time of Delivery and addressed to the Representatives, to the effect that:

          (i)  each of this Agreement and the Pricing Agreement has been duly authorized, executed and delivered by the Company, and the Designated Securities and the Indenture have been duly authorized, executed and delivered by the Company;

          (ii)  the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, to authorize, issue and sell the Securities as contemplated by this Agreement and the Pricing Agreement and to execute and deliver, and perform its obligations pursuant to, the Indenture, the Designated Securities, this Agreement and the Pricing Agreement;

          (iii)  no consent, approval, authorization, or order of any Nevada governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the issuance and sale of the Designated Securities;

          (iv)  the execution and delivery by the Company of this Agreement, the Indenture and the Pricing Agreement and the issuance and sale of the Designated Securities to you as contemplated by this Agreement and the Pricing Agreement and the performance of its obligations pursuant to this Agreement, the Indenture and the Pricing Agreement will not conflict with or result in a breach or violation of any of the terms or provision of, or constitute a default under, (a) any of the charter or bylaws of the Company, or (b) any existing applicable statute, rule or regulation or any order of any Nevada court or governmental agency or body having jurisdiction over the Company or any of its properties; provided that the opinion expressed in clause (b) is limited to those statutes, rules or regulations which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement, the Indenture or the Pricing Agreement; and

          (v)  in any action or proceeding arising out of or relating to this Agreement, the Indenture or the Pricing Agreement in any court of the State of Nevada or in any federal court sitting in the State of Nevada, such court would recognize and give effect to the provisions of Section 14 of this Agreement and Section 112 of the Indenture wherein the parties thereto agreed, to the extent therein stated, that each such document shall be governed by and construed in accordance with the internal laws of the State of New York.

      (c)  The Representatives shall have received from counsel for the Underwriters such opinion or opinions, dated the Time of Delivery and addressed to the Representatives, with respect to the issuance and sale of the Designated Securities, the Indenture, the Registration Statement, the Prospectus (as amended or supplemented at the Time of Delivery for such Designated Securities) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

      (d)  The Company shall have furnished to the Representatives a certificate of the Company, signed by an executive officer and a financial officer of the Company, dated the Time of Delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any amendment or supplement to the Prospectus, this Agreement and the Pricing Agreement and that:

          (i)  the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Time of Delivery with the same effect as if made on the Time of Delivery, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery; and

          (ii)  since the date of the most recent financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date of the Pricing Agreement), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto after date of the Pricing Agreement).

      (e)  At the date of the Pricing Agreement for the Designated Securities and at the Time of Delivery, the Company shall have requested and caused KPMG LLP, or such other independent accountants of the Company who have certified the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, to furnish to the Representatives letters, dated respectively as of the date of the Pricing Agreement and as of the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, that they have performed a review of the unaudited interim financial information of the Company included in the Prospectus or included in the Company's Form 10-Q incorporated by reference into the Prospectus and stating in effect that:

          (i)  in their opinion the audited financial statements included or incorporated in the Registration Statement or Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder;

          (ii)  on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the period ended the date of the latest consolidated balance sheet included or incorporated in the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, finance and audit committees of the Company and the Significant Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the latest audited financial statements of the Company, nothing came to their attention which caused them to believe that:

        (1)  any unaudited financial statements included or incorporated in the Prospectus or the Registration Statement do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Prospectus;

        (2)  any unaudited pro forma condensed consolidated financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; or

        (3)  as of a specified date not more than five days prior to the date of the letter, there were any changes in excess of $25 million in the long-term debt of the Company and its subsidiaries or in the capital stock of the Company (other than as a result of stock option exercises or disclosed stock repurchase programs) or decreases in the shareholders' equity of the Company as compared with the amounts shown on the latest consolidated balance sheet included or incorporated in the Prospectus, or for the period from the date of the latest consolidated balance sheet included or incorporated in the Prospectus to such specified date not more than five days prior to the date of the letter there were any decreases, as compared with the corresponding period in the preceding year in net operating revenues, operating income, income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives.

          (iii)  they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature

      (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Prospectus, including the information set forth under the caption "Summary Financial Information" in the Prospectus, the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Prospectus and the Registration Statement and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Prospectus and the Registration Statement agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

    References to the Prospectus in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter.

      (f)  Subsequent to the date of the Pricing Agreement or, if earlier, the dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the business, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto after the date of the Pricing Agreement) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering and delivery of the Designated Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto after the date of the Pricing Agreement).

      (g)  Subsequent to the date of the Pricing Agreement, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

      (h)  Prior to the Time of Delivery, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

      (i)  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement, the Pricing Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Time of Delivery by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

      (j)  The documents required to be delivered by this Section 6 will be delivered at the office of Sullivan & Cromwell, counsel for the Company, at 1888 Century Park East, Los Angeles, CA 90067, at the Time of Delivery.

    7.  Reimbursement of Expenses. If the sale of the Designated Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Designated Securities.

    8.  Indemnification and Contribution.

      (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus as amended or supplemented, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement and the Prospectus as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters or the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      (b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to losses, claims, damages or liabilities that arise out of or are based on written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter or the Representatives specifically for inclusion in the Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

      (c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above except to the extent that such failure materially adversely affects the ability of the indemnifying party to defend or assume the defense of such action; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) (which counsel shall be reasonably acceptable to the indemnifying party and shall not, except with the indemnifying party's consent, be counsel to the indemnifying party) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, subject to repayment to an indemnifying party if it is finally determined by a court of competent jurisdiction that such indemnified party is not entitled to indemnification hereunder, if (i) named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised in writing by counsel, with a copy of such writing to the indemnifying party, that either (x) there may be one or more legal defenses available to such indemnified party and/or other indemnified parties that are different from those available to the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party; (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iii) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party; provided that with respect to clauses (i), (ii) and (iii), the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees, costs and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all of the indemnified parties. An indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless any indemnified person from and against any loss or liability incurred in such settlement to the extent provided herein. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent may not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

      (d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is finally determined by a court of competent jurisdiction to be unavailable to an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be required to contribute in the aggregate, any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of the

  Underwriters' purchase discounts and commissions but before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

    9.  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Designated Securities agreed to be purchased by such Underwriter hereunder and under the terms of the Pricing Agreement relating to such Designated Securities and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of the Designated Securities set forth opposite their names in Schedule I to the Pricing Agreement bears to the aggregate amount of the Designated Securities set forth opposite the names of all the remaining Underwriters) the Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Designated Securities set forth in Schedule I to the Pricing Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such nondefaulting Underwriters do not purchase all the Designated Securities, the Pricing Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Time of Delivery shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Prospectus, Registration Statement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

    10.  Termination. This Agreement and each Pricing Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Designated Securities, if at any time prior to such time (i) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) a major disruption of settlement of securities shall have occurred; or (iv) there shall have occurred after the date of the Pricing Agreement any attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in

United States or international financial, political or economic conditions or currency exchange rates or exchange controls or any other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Designated Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto after the date of the Pricing Agreement).

    11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement and the Pricing Agreement.

    12.  Representatives; Notices. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the address of the Representatives as set forth in the Pricing Agreement; or, if sent to the Company, will be mailed, delivered or telefaxed to its Treasurer (fax no. (805) 563-6943) and its General Counsel (fax no. (805) 563-7085) and confirmed to their attention at 3820 State Street, Santa Barbara, California 93105.

    13.  Successors. This Agreement and each Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

    14.  Applicable Law. This Agreement and each Pricing Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

    15.  Counterparts. This Agreement and each Pricing Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

    16.  Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

    17.  Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

    "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D under the Act.

    "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,
TENET HEALTHCARE CORPORATION.
By:

Name: Title:
Accepted as of the date hereof:
[Name of Representative] [Name(s) of Co-Representative(s)]]
By:

Name: Title:
On behalf of each of the Underwriters.

Annex I

Pricing Agreement

[Name of Representative] [Names of Co-Representative(s)], As Representative[s] of the several Underwriters named in Schedule I hereto, [c/o] [Name of Representative]

[Date]

Ladies and Gentlemen:

    Tenet Healthcare Corporation, a corporation organized under the laws of Nevada (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated            (the "Underwriting Agreement"), [between the Company on the one hand and [Name of Representative] [and (names of Co-Representatives named therein)] on the other hand], to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representative[s] herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative[s] designated to act on behalf of the Representative[s] and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representative[s] referred to in such Section 12 are set forth at the end of Schedule II hereto.

    An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

    Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

    If the foregoing is in accordance with your understanding, please sign and return to us [one for the Company and each of the Representatives plus one for each counsel] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representative[s] as to the authority of the signers thereof.

Very truly yours,
TENET HEALTHCARE CORPORATION.
By:

Name: Title:
Accepted as of the date hereof:
[Name of Representative] [Name(s) of Co-Representative(s)]]
By:

Name: Title:
On behalf of each of the Underwriters.

SCHEDULE I

Underwriter	Principal Amount of Designated Securities To be Purchased
[Name of Representative]	$
[Name(s) of Co-Representative(s)]
[Name(s) of other Underwriters]

Total	$

SCHEDULE II

Title of Designated Securities:

    [%] [Floating Rate] [Zero Coupon] [Notes]

    due

Aggregate principal amount:

    [$]

Price to Public:

    % of the principal amount of the Designated Securities, plus accrued interest [, if any,] from      to       [and accrued amortization[, if any,] from      to      ]

Purchase Price by Underwriters:

    % of the principal amount of the Designated Securities, plus accrued interest from      to      [and accrued amortization[, if any,]from            to            ]

Form of Designated Securities:

    Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

    [Same day funds]

Time of Delivery:

      a.m.  (New York City time), , 20

Indenture:

    Indenture, dated November 6, 2001, as amended, between the Company and Bank of New York, as Trustee.

    Supplemental Indenture, dated [ , 20 ], between the Company and Bank of New York, as Trustee.

Maturity:

Interest Rate:

    [ %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

    [months and dates, commencing......................,20..]

Redemption Provisions:

    [No provisions for redemption]

    [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$       ] or an integral multiple thereof,

    [on or after            ,      at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before       ,  %, and if] redeemed during the 12-month period beginning ,

Year	Redemption Price

    and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

    [on any interest payment date failing on or after      ,      , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

    [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

    [Restriction on refunding] [If Designated Securities are to feature make-whole redemption, insert—

    The Notes are subject to redemption, in whole or in part, at any time, at the election of the Company upon not less than 30 nor more than 60 days' notice at a Redemption Price equal to the Make-Whole Price.

    "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (excluding accrued and unpaid interest to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus      %, plus, in each of cases (i) and (ii), accrued and unpaid interest thereon to the Redemption Date.

    "Adjusted Treasury Rate" means, with respect to any Redemption Date: (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

    "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (the "Remaining Life").

    "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

    "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

    "Reference Treasury Dealer" means (i) each of Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. and their respective successors; provided that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

    In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

Sinking Fund Provisions:

    [No sinking fund provisions]

    [The Designated Securities are entitled to the benefit of a sinking fund to retire [$      ] principal amount of Designated Securities on            in each of the years      through      at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$      ] principal amount of Designated Securities in the years      through      at 100% of their principal amount plus accrued interest.]

[If Designated Securities are extendable debt securities, insert—

Extendable provisions:

    Designated Securities are repayable on      ,            [insert date and years], at the option of the holder, at their principal amount with accrued interest. The initial annual interest rate will be      %, and thereafter the annual interest rate will be adjusted on      ,   and      to a rate not less than  % of the effective annual interest rate on U.S. Treasury obligations with      -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Designated Securities are floating rate debt securities, insert—

Floating rate provisions:

    Initial annual interest rate will be      % through      [and thereafter will be adjusted [monthly] [on each      ,            , and      ] [to an annual rate of  % above the average rate for      -year [month][securities][certificates of deposit] issued by      and             [insert names of banks].] [and the annual interest rate [thereafter] [from       through      ] will be the interest yield equivalent of the weekly average per annum market discount rate for      -month Treasury bills plus      % of Interest Differential (the excess, if any, of (i) the then current weekly average per annum secondary market yield for      -month certificates of deposit over (ii) the then current interest yield equivalent of the weekly average per annum market discount rate for      -month Treasury bills); [from and thereafter the rate will be the then current interest yield equivalent plus  % of Interest Differential].]

Defeasance provisions:

    The Notes shall be subject to the defeasance and discharge provisions of Section 1302 of the Indenture and the defeasance of certain obligations and certain events of default provisions of Section 1303 of the Indenture.

Closing location:

Names and addresses of Representatives:

    Designated Representatives:

    Address for Notices, etc.:

[Other Terms]:

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TENET HEALTHCARE CORPORATION DEBT SECURITIES UNDERWRITING AGREEMENT